Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

NuStar GP, LLC

We consent to the use of our reports dated February 26, 2010 with respect to the consolidated balance sheets of NuStar Energy L.P. and subsidiaries, as of December 31, 2009 and 2008, and the related consolidated statements of income, partners’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009 which appear in the December 31, 2009 annual report on Form 10-K of NuStar Energy L.P., incorporated herein by reference. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

In addition, we consent to the use of our report dated February 26, 2010 with respect to the balance sheet of NuStar GP Holdings, LLC as of December 31, 2009, included as Exhibit 99.02 to NuStar Energy L.P.’s Annual Report on Form 10-K for the year ended December 31, 2009, incorporated herein by reference.

/s/ KPMG LLP

KPMG LLP

San Antonio, TX

May 11, 2010